UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026

INTERNATIONAL BATTERY METALS LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	333-286616	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Greenway Plaza, Suite 1100 Houston, Texas 77046 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (832) 683-8839
6100 Tennyson Parkway, Suite 240 Plano, Texas 75024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IBAT	TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☒

Item 2.02 Results of Operations and Financial Condition

On February 10, 2026, International Battery Metals LTD (the "Company") will post and make available on its website an Investor Presentation, a copy of which is furnished as Exhibit 99.1 to this report (the "Investor Presentation"). The Investor Presentation discloses the Company’s cash position as of December 31, 2025.

The information in Item 2.02 of this Current Report on Form 8-K (this "Report"), including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sale of Equity Securities

On February 6, 2026, the Company announced a non-brokered private placement financing under a previously announced binding Letter of Intent ("LOI") with EV Metals VII LLC ("EV Metals"), an insider of the Company controlled by a director of the Company, Jacob Warnock. Under the terms of the LOI, affiliates of EV Metals have agreed to subscribe to purchase USD $2.0 million (the "Offering") of units ("Units").

Each Unit will include one Company common share and one warrant (each, a "Warrant") to purchase one common share and will be priced at USD $0.08 per Unit, for total gross proceeds of USD $2.0 million. Each Warrant will entitle the holder to purchase one additional Company common share at a price of C$0.14 per share for a period of four years from the date of issuance.

The Offering is expected to close on or around February 23, 2026, pending approval from the TSX Venture Exchange (TSXV).

In accordance with the LOI, IBAT will also pay Jacob Warnock a structuring fee equal to 5% of the gross proceeds subscribed for by EV Metals affiliates in connection with the Offering, payable in cash at closing. The Units will be subject to a four-month plus one-day hold period under Canadian securities laws and will be considered restricted securities under the Securities Act.

The sale of the Units issued in the Offering were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Registration FD Disclosure.

On February 11, 2026, the Company will make a presentation at the OTC Markets Precious Metals & Critical Minerals Virtual Investor Conference and references may be made to the Investor Presentation furnished as Exhibit 99.1 to this Report. The Company may use the Investor Presentation or information contained therein in other presentations from time to time thereafter to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in the Company and its business.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation dated February 10, 2026, titled "IBAT Investor Overview"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Battery Metals LTD.

/s/ Michael Rutledge	February 10, 2026
Michael Rutledge	Date
Chief Financial Officer